COLLATERAL STOCK PLEDGE AGREEMENT

THIS COLLATERAL STOCK PLEDGE AGREEMENT (“Agreement”), dated effective as of January 3, 2022, is by and between NICHOLAS S. WARRENDER, a Wisconsin resident with his principal residence at 328 55th Street B, Kenosha, WI 53140 (“Secured Party”), LFTD PARTNERS INC., a Nevada corporation (“LSFP”), and LIFTED LIQUIDS, INC., an Illinois corporation (“LL” and, together with LSFP, each a “Pledgor” and collectively the “Pledgors”).

BACKGROUND

Pledgors have jointly and severally executed and delivered to Secured Party a Promissory Note (the “Note”), dated the date hereof, in the original principal amount of Two Million Seven Hundred Fifty Thousand Dollars ($2,750,000), in accordance with Section 2 of that certain Agreement dated as of December 30, 2021, by and among Pledgors, Gerard M. Jacobs, William C. Jacobs, 95th Holdings, LLC, and Secured Party.

In order to secure the repayment of the Note, Pledgors have agreed to grant to the Secured Party a continuing lien on and security interest in (i) a first lien security interest in all of the assets of Pledgors; (ii) all of the capital stock of LL; (iii) all of the capital stock of Bendistillery Inc., Bend Spirits, Inc., and Ablis Holding Company that is owned by Pledgors; and (iv) all of the capital stock of any other entity owned by any Pledgor or any of its subsidiaries.

NOW, THEREFORE, in consideration of the premises contained herein, and intending to be legally bound, Pledgors hereby agree as follows:

1.Pledge. In order to secure Pledgors’ obligations under the Note (the “Obligations”), each Pledgor hereby assigns and pledges to Secured Party, and grants to Secured Party a lien on and security interest in and to the following (the “Pledged Collateral”): (i) all of the capital stock of LL; (ii) all of the capital stock of Bendistillery Inc., Bend Spirits, Inc., and Ablis Holding Company that is owned by Pledgors; and (iii) all of the capital stock of any other entity owned by any Pledgor or any of its subsidiaries, in each case as set forth in further detail on Exhibit A hereto, together with all profit distributions, cash, instruments, and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Collateral.

2.Representations and Warranties.  Each Pledgor represents and warrants as follows with respect to the Pledged Collateral listed under its name on Exhibit A hereto:

(a)Except as pledged herein, Pledgor has not sold, assigned, transferred, pledged or granted any security interest in the Pledged Collateral and Pledgor is the legal and beneficial owner of the Pledged Collateral free and clear of any liens, encumbrances, pledges, security interests, option or other charge or encumbrance (collectively, “Encumbrances”).

(b)this Agreement creates a valid and perfected security interest in the Pledged Collateral securing the payment of the Note and the satisfaction of the Obligations.

3.Possession of Stock and Further Assurances.

(a)Each Pledgor agrees that upon execution of this Agreement, Secured Party, or his agent, will take possession of the Pledged Collateral and any subsequent certificates representing the Pledged Collateral. Pledgor also agrees to deliver to Secured Party any instrument and other non-cash property which replaces, supplements or is distributed with regard to the Pledged Collateral including, but not limited to, any and all shares or other securities received with regard to the Pledged Collateral as a result of any split, profit distribution, spin-off, or other recapitalization.

(b)Pledgor agrees that from time to time, at the expense of Pledgor, Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary or desirable, or that Secured Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce his rights and remedies hereunder with respect to the Pledged Collateral.

(c)Pledgor and Secured Party further agree that Secured Party or his assignees or agents may retain possession of the Pledged Collateral and any other certificates or other instruments only until satisfaction of the Obligations, as further set forth in Section 10.

4.Rights of Debtor.

(a)So long as no Event of Default (hereinafter defined), or any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default, shall have occurred and be continuing, Pledgor shall be entitled to exercise, enjoy and perform all of the rights and obligations as owner of the Pledged Collateral, including, without limitation, the right to retain any cash profit distributions issued with respect to the Pledged Collateral and to exercise any and all voting rights and other consent rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with this Agreement; provided, however, that Pledgor shall not exercise or refrain from exercising such right if, in Pledgor’s judgment, such action would have a material adverse effect on the value of the Pledged Collateral.

(b)Upon the occurrence and during the continuance of an Event of Default or an event which with the giving of notice or the lapse of time, or both, would constitute an Event of Default, all rights of Pledgor to exercise, enjoy and perform all of the rights and obligations as owner of the Pledged Collateral, including, without limitation, with regard to the right to receive cash profit distributions and the exercise of voting and other consent rights in connection with the Pledged Collateral shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereafter have the sole right to exercise, enjoy and perform all of the rights and obligations as owner of the Pledged Collateral, including, without limitation, with regard to the receipt of profit distributions and the exercise of such voting and other consent rights in his sole discretion. All profit distributions which are received by Pledgor contrary to the provisions of this Section 4(b) shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of Pledgor and shall be forthwith paid over to Secured Party as Pledged Collateral in the same form as so received (with any necessary endorsement).

5.Transfers and Other Liens. Pledgor agrees that it will not, without the prior written consent of Secured Party, sell, assign (by operation of law or otherwise) or dispose of, or grant any option with respect to, any of the Pledged Collateral, or create or permit to exist any Encumbrances upon or with respect to any of the Pledged Collateral, except for the security interest created under this Agreement.

6.Appointment of Attorney-in-Fact. Pledgor hereby appoints Secured Party as Pledgor’s agent and attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time in Secured Party’s discretion, to take any action and to execute any instrument which Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to Pledgor representing any profit distribution, interest payment or other distribution in respect of all Pledged Collateral or any part thereof and to give full discharge for the same.

7.Secured Party May Perform. If Pledgor fails to perform any agreement contained herein, Secured Party, following written notice to the Pledgor and a failure to cure same within 30 days, may himself perform, or cause the performance of, such agreement, and the reasonable out of pocket expenses of Secured Party incurred in connection therewith shall be payable by Pledgor upon proof thereof.

8.Event of Default. The occurrence of any one or more of the following events shall constitute an event of default (“Event of Default”) hereunder, following written notice thereof to Pledgor from Secured Party and a failure by Pledgor to cure same within 30 days:

(a)failure by any Pledgor to observe or perform any agreements, conditions, undertakings or covenants in this Agreement;

(b)a representation or warranty made in this Agreement or in the Note shall prove to have been false or erroneous in any material respect when made; or

(c)the occurrence of any default or breach by any Pledgor under the Note.

9.Remedies. If any Event of Default shall have occurred:

(a)Secured Party may exercise in respect of the Pledged Collateral still in his possession or under his control, in addition to other rights and remedies provided for herein or otherwise available to them, all the rights and remedies of a secured party on default under the Illinois Uniform Commercial Code (as amended from time to time, the “Code”) (whether or not the Code applies to the affected Pledged Collateral), and also may, without notice, sell the Pledged Collateral or any part thereof in one or more parcels for cash, or credit or for future delivery, and at such price or prices and upon such other terms as Secured Party may deem commercially reasonable.

(b)Any cash held by Secured Party as Pledged Collateral and all cash proceeds received by Secured Party in respect of any sale or, collection from, or other realization upon all or any part of the Pledged Collateral may, in the discretion of Secured Party, be held by Secured Party as collateral for, and/or then, or at any time thereafter, applied (after payment of any amounts payable to Secured Party) in whole or in part by Secured Party against all or any part of Pledgor’s indebtedness to Secured Party under the Note in such order as Secured Party shall elect.

10.Continuing Security Interest. The parties hereto intend that this Agreement will constitute a “security agreement”, as such term is defined in the Code, and this Agreement shall: (i) remain in full force and effect until payment in full by Pledgor of the Note and satisfaction of all Obligations to Secured Party; (ii) be binding upon Pledgor and its successors and assigns; and (iii) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and his heirs and personal representatives. Upon the payment in full of the Obligations, the security interest granted hereby shall terminate, all rights to the Pledged Collateral under this Agreement shall revert to Pledgor, and Secured Party shall release or cause to be released to Pledgor all the Pledged Collateral hereunder then held by Secured Party or his designee, if any. Upon any such termination, Secured Party will, at Secured Party’s expense, deliver to Pledgor the original Note for cancellation and execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination.

11.Amendments, Etc. No modification, amendment or waiver of any provision of this Agreement nor consent to any departure herefrom, shall in any event be effective unless the same shall be in writing and signed by all parties and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No delay or omission on the part of Secured Party in exercising any right shall operate as a waiver of such right or any other right and a waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. All of Secured Party’s rights and remedies, whether evidenced hereby or by any other agreement, instrument or paper, shall be cumulative and may be exercised singularly or concurrently.

12.Addresses for Notices. All notices and other communications provided for hereunder shall be in writing and shall be deemed to have been duly given, made and received when deposited in the United States mail, by registered or certified mail, return receipt requested, sent by national overnight express carrier or hand delivered to the addresses of the parties set forth as follows:

If to Pledgor:Gerard M. Jacobs

LFTD Partners Inc.

Lifted Liquids, Inc.

4227 Habana Ave.

Jacksonville, FL 32217

If to Secured Party:Nicholas S. Warrender

328 55th Street B

Kenosha, WI 53140

With a copy to:

Fox Rothschild LLP

321 N. Clark St., Suite 1600

Chicago, IL 60654

Attention:  Marc C. Smith

No change of address by Pledgor shall be effective against Secured Party unless Pledgor shall have advised Secured Party of such change by a notice conforming to the requirements set forth above.

13.Severability. In case any lien, security interest or other right of any party hereto shall be held to be invalid, illegal or unenforceable, such invalidity, illegality and/or unenforceability shall not affect any other lien, security interest or other right granted hereby.

14.Construction Governing Law. The headings preceding the text of sections of this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning, construction or effect. This Agreement and the Note contain the entire agreement between the parties relating to the subject matter hereof and all prior and contemporaneous representations, promises and conditions, whether oral or written, in connection with the subject matter hereof and thereof are merged herein. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois without reference to conflicts of laws principles and without regard to any rule of construction relating to which party drafted this Agreement.

15.Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed will be deemed to be an original and all of which when taken together will constitute one Agreement. This Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of all of the parties reflected hereon as the signatories hereto.

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IN WITNESS WHEREOF, the parties have executed or caused this Agreement to be executed and delivered effective as of the day and year first written above.

SECURED PARTY:

WITNESS:
/s/ Maria Wolyn		/s/ Nicholas S. Warrender
Name: Maria Wolyn		Nicholas S. Warrender

PLEDGORS:

ATTEST:		LFTD PARTNERS INC.

By:	/s/ Grace Roberti	By:	/s/ Gerard M. Jacobs
Name: Grace Roberti		Name: Gerard M. Jacobs

LIFTED LIQUIDS, INC.

		By:	/s/ Gerard M. Jacobs
Name: Gerard M. Jacobs

EXHIBIT A

PLEDGED COLLATERAL

LFTD PARTNERS INC.
Entity	No. of Shares/Units	Percentage of Total Shares/Units

Lifted Liquids, Inc.
Entity	No. of Shares/Units	Percentage of Total Shares/Units